SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 13, 2022

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2022, ResMed Inc. (“ResMed”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Mondstein 483. GmbH, a limited liability company under the laws of Germany and wholly-owned indirect subsidiary of ResMed (“ResMed Germany SaaS”) and Miami Holding S.à r.l., a limited liability company under the laws of the Grand Duchy of Luxembourg (“Seller”). Pursuant to the terms of the Purchase Agreement, ResMed Germany SaaS will acquire 100% of the shares of MediFox-Dan Investment GmbH, a limited liability company under the laws of Germany and wholly-owned subsidiary of Seller (“MediFox-Dan”), such that MediFox-Dan will become a wholly-owned subsidiary of ResMed Germany SaaS (the “Share Acquisition”). Further, ResMed will acquire the receivables under an existing shareholder loan granted from Seller, as lender, to MEDIFOX DAN Holding GmbH, a limited liability company under the laws of Germany and wholly-owned subsidiary of MediFox-Dan (“MediFox-Dan Holding”), as borrower, (the “Shareholder Loan Acquisition” and, together with the Share Acquisition, the “Acquisition”). ResMed guarantees the discharge of all payment and performance obligations of ResMed Germany SaaS under the Purchase Agreement. The Purchase Agreement and the transactions contemplated thereby have been approved by the Board of Directors of ResMed.

The Purchase Agreement follows a typical locked box mechanism, pursuant to which (i) the purchase price of EUR 810,000,000 (the “Base Purchase Price”) to be paid upon the consummation of the Acquisition (“Closing”) has been fixed upfront by reference to the balance sheet position of MediFox-Dan as at January 1, 2022, 00:00 hrs (CET) (the “Effective Date”) and an enterprise value of EUR 950,000,000, without any post-Closing purchase price adjustment, and (ii) additional consideration accrues to the benefit of Seller on a daily basis for the period between the Effective Date and the Closing (the “BPP Interest”) in an amount of EUR 18,047 per day (the Base Purchase Price and the BPP Interest, together, the “Total Purchase Price”). Seller shall compensate ResMed Germany SaaS on a euro-for-euro basis if any value is extracted to or for the benefit of Seller or its affiliates between the Effective Date and the Closing Date (“Leakage”), other than for certain narrowly defined items (“Permitted Leakage”). ResMed intends to fund the transactions contemplated by the Purchase Agreement with existing cash and borrowings under its existing credit facility, with ResMed Germany SaaS to borrow the cash necessary to pay its portion of the Total Purchase Price from ResMed pursuant to an intercompany loan.

The closing of the Acquisition is subject to required regulatory clearances under German law, which include merger control clearance, foreign investment clearance and clearance with Germany’s Federal Financial Supervisory Authority (“BaFin”). The parties currently expect Closing to occur by December 31, 2022. The Purchase Agreement includes representations and warranties, as well as various covenants and agreements by the parties, including (i) covenants by Seller to cause MediFox-Dan and its subsidiaries to observe certain conduct of business restrictions until Closing, (ii) covenants by Seller to cause MediFox-Dan and its subsidiaries not to allow any Leakage (except for Permitted Leakage) until Closing, and (iii) covenants by Seller not to solicit certain key employees of MediFox-Dan and its subsidiaries for a period of two years from Closing.

The Purchase Agreement also includes termination provisions for both Seller, on the one hand, and ResMed and ResMed Germany SaaS, on the other. The Purchase Agreement can be terminated by Seller if Closing has not taken place by March 31, 2023 and by ResMed and ResMed Germany SaaS if Closing has not taken place by June 30, 2023. Seller will be owed a termination fee of EUR 10,000,000 in the event that Seller terminates the Purchase Agreement due to a failure by ResMed and ResMed Germany SaaS to obtain regulatory clearance from BaFin.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to ResMed’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Item 7.01	Regulation FD Disclosure.

On June 14, 2022, ResMed issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 14, 2022, ResMed will hold a live webcast at 11:00 a.m. ET. The live webcast can be accessed on ResMed’s Investor Relations website at investors.resmed.com. The online archive of the broadcast will be available on ResMed’s website approximately two hours after the webcast. In addition, a telephone replay of the webcast will be available approximately two hours after the call by dialing +1 877.660.6853 (U.S.) and +1 201.612.7415 (international) and entering an event confirmation number of 13730641. The telephone replay will be available until June 28, 2022. The investor presentation for the live webcast is furnished as Exhibit 99.2 to this report.

The information contained in this Item 7.01 of Form 8-K (including Exhibits 99.1 and 99.2 attached hereto) is being furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), or otherwise subject to the liability of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated June 14, 2022

99.2	Investor Presentation dated June 14, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: June 14, 2022	RESMED INC.
(registrant)

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Chief administrative officer, global general
counsel and secretary